UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2025 (March 6, 2025)

Nano Nuclear Energy Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-42044	88-0861977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Times Square, 30th Floor

New York, New York 10018

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 634-9206

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.0001 per share	NNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2025, the Board of Directors (the “Board”) of Nano Nuclear Energy Inc, a Nevada corporation (the “Company”), upon the recommendation of the executive officers of the Company and the approval of the Compensation Committee of the Board, appointed Dr. Florent Heidet as the Company’s Chief Technology Officer (“CTO”) and Head of Reactor Development, effective immediately. The Company’s former Head of Reactor Development, James Walker, has resigned from his position as Head of Reactor Development, effective immediately. Mr. Walker remains the Chief Executive Officer and a director of the Company.

As CTO, Dr. Heidet shall dedicate a significant portion of his time specifically to the Company’s KRONOS MMRTM Energy System given his deep familiarity with its design and development history, providing the technical oversight, strategic guidance, and continuity of design intent. The remaining portion of Dr. Heidet’s time shall be allocated to providing general oversight, guidance, and strategic direction to all aspects of the Company’s various nuclear reactor programs and other technologies, subject to the direction of the Chief Executive Officer, President, and/or Board. Dr. Heidet will report to both the Company’s Chief Executive Officer and the Company’s President.

Employment Agreement

On March 6, 2025, the Company entered into an Employment Agreement (the “Heidet Employment Agreement”) with Dr. Heidet, effective on March 6, 2025 (“Hire Date”). Pursuant to the Heidet Employment Agreement, the initial term of the Heidet Employment Agreement is three (3) years, ending on March 6, 2028. Thereafter, the Heidet Employment Agreement will be automatically renewed for successive one (1)-year periods unless either the Company or Dr. Heidet provides written notice of non-renewal at least 90 days prior to the applicable renewal date.

Dr. Heidet is entitled to an annual base salary of $300,000, plus eligibility for an annual bonus and equity-based compensation awards, and entitlement to participate in employee benefits plans and other customary benefits provided by the Company. Dr. Heidet is also entitled to a one-time sign-up bonus of $25,000, payable within 30 days of March 6, 2025. The Heidet Employment Agreement contains customary restrictive covenants relating to non-solicitation and non-competition for a period of one year after the date of termination of employment, confidentiality covenants restricting disclosures of the intellectual property rights and other confidential information. Additionally, the Heidet Employment Agreement may be terminated through applicable notice procedure by either the Company or Dr. Heidet at any time for any reason.

Stock Option Agreement

On March 6, 2025, the Company also entered into a non-qualified stock option award agreement (“Heidet Option Agreement”) with Dr. Heidet pursuant to the 2023 Stock Option Plan #2 (as the same may be amended from time to time, the “Plan”), effective as of March 6, 2025.

Under the Heidet Option Agreement, Dr. Heidet was granted non-qualified options under the Plan to purchase an aggregate of 338,000 shares of common stock, par value $0.0001 per share, of the Company at the exercise price of $26.97 per share (“Option Share”). The Options shall vest and become exercisable once vested according to the following vesting schedule subject to Dr. Heidet’s continued employment with the Company through each applicable vesting date and may not be exercised for a fraction of an Option Share.

Optionees	Date of Grant	Option Shares	Exercise Price (Closing Price of Date of Grant)	Vesting Conditions

	March 6, 2025	57,000	$26.97	First Anniversary of Hire Date
	March 6, 2025	57,000	$26.97	Second Anniversary of Hire Date
Dr. Florent Heidet	March 6, 2025	56,000	$26.97	Third Anniversary of Hire Date
	March 6, 2025	56,000	$26.97	Fourth Anniversary of Hire Date
	March 6, 2025	56,000	$26.97	Fifth Anniversary of Hire Date
	March 6, 2025	56,000	$26.97	Sixth Anniversary of Hire Date
Total		338,000

The shares of common stock underlying Dr. Heidet’s option are registered under the Securities Act of 1933, as amended (the “Securities Act”), but are subject to restriction given Dr. Heidet’s status as an affiliate of the Company.

Dr. Heidet, aged 40, has over 18 years of experience in nuclear energy industry. Since May 2024, Dr. Heidet has served as a Senior Energy Consultant at Hatch Ltd., a consulting and engineering firm specializing in the metals, energy, and infrastructure sectors. He has served as Head of Design and Engineering since February 2024 at Ultra Safe Nuclear Corporation (USNC), a vertical integrator of nuclear technologies and services. From October 2022 to January 2024, he also consecutively served as director of innovation for nuclear systems and director of technology and engineering at USNC. Prior to joining the USNC, he spent 12 years at Argonne National Laboratory, where he played a central role in most of the laboratory’s nuclear reactor design projects. Dr. Heidet holds a Ph.D. and Master of Science in Nuclear Engineering from the University of California, Berkeley, a Master of Science in Mechanical Engineering from the Arts et Métiers ParisTech (ENSAM) in Paris, France, and business program certificates from both University of California, Berkeley Haas School of Business and University of Chicago Booth School of Business. He has published numerous peer-reviewed technical papers and authored several chapters of the Encyclopedia of Nuclear Energy. We believe Dr. Heidet is qualified to serve as our Chief Technology Officer due to his extensive experience in the nuclear energy industry.

The foregoing summaries of the Heidet Employment Agreement and the Heidet Option Agreement are not complete and are qualified in their entirety by reference to the full text of the Heidet Employment Agreement and the Heidet Option Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 7.01 Regulation FD

On March 7, 2025, the Company issued a press release announcing the appointment of Dr. Heidet as the Company’s CTO and Head of Reactor Development. A copy of such release is furnished hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Employment Agreement, dated March 6, 2025, by and between Nano Nuclear Energy Inc. and Dr. Florent Heidet
10.2	Stock Option Agreement, dated March 6, 2025, by and between Nano Nuclear Energy Inc. and Dr. Florent Heidet
99.1	Press Release, dated March 7, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 12, 2025	NANO Nuclear Energy Inc.

	By:	/s/ Jaisun Garcha
	Name:	Jaisun Garcha
	Title:	Chief Financial Officer